EXHIBIT 11
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                        TEXACO INC. AND SUBSIDIARY COMPANIES
                 COMPUTATION OF EARNINGS PER SHARE OF COMMON STOCK
          FOR THE NINE AND THREE MONTHS ENDED SEPTEMBER 30, 1995 AND 1994
          ---------------------------------------------------------------
                   (Millions of dollars, except per share amounts)

                                                                           (Unaudited)
                                                       -----------------------------------------------
                                                         For the nine months      For the three months
                                                         ended September 30,       ended September 30,
                                                       ---------------------      --------------------
                                                          1995          1994        1995          1994
                                                       -------       -------     -------       -------
Primary Net Income Per Common Share
-----------------------------------

   Net income from continuing operations	              $   851       $   598     $   288       $   281
   Discontinued operations                                   -           (87)          -             -
                                                       -------       -------     -------       -------
   Net income                                              851           511         288           281
      Less: Preferred stock dividend requirements          (46)          (76)        (15)          (27)
                                                       -------       -------     -------       -------
   Primary net income available for common stock       $   805       $   435     $   273       $   254
                                                       =======       =======     =======       =======
   Average number of primary common shares
      outstanding (thousands)                          259,862       259,192     260,087       259,117
                                                       =======       =======     =======       =======
   Primary net income per common share                 $  3.10       $  1.68     $  1.05       $   .98
                                                       =======       =======     =======       =======
Fully Diluted Net Income Per Common Share
-----------------------------------------

   Net income                                          $   851       $   511     $   288       $   281
   Preferred stock dividend requirements of
      non-dilutive issues and adjustments to net
      income associated with dilutive securities           (18)          (76)         (6)          (18)
                                                       -------       -------     -------       -------
   Fully diluted net income                            $   833       $   435     $   282       $   263
                                                       =======       =======     =======       =======
   Average number of primary common shares
      outstanding (thousands)                          259,862       259,192     260,087       259,117
   Additional shares outstanding assuming full
      conversion of dilutive convertible securities
      into common stock (thousands):
         Convertible debentures                            147             -         146           148
         Convertible Preferred Stock
            Series B ESOP                                9,883             -       9,790        10,183
            Series F ESOP                                  663             -         660           702
         Other                                              52            69          52            67
                                                       -------       -------     -------       -------
   Average number of fully diluted common
      shares outstanding (thousands)                   270,607       259,261     270,735       270,217
                                                       =======       =======     =======       =======
   Fully diluted net income per common share           $  3.08       $  1.68     $  1.04       $   .97
                                                       =======       =======     =======       =======


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